UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 24, 2019
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

2425 West Loop South, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)
(800) 579-2302
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	SSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   Appointment of Chief Accounting Officer

Effective as of June 24, 2019, Gina R. Lampman, Vice President, Accounting & Financial Reporting of Stage Stores, Inc. (the “Company”) was designated as the Company’s Chief Accounting Officer.

Ms. Lampman, 39, has been with the Company since 2009. Prior to her promotion to Vice President, Accounting and Financial Reporting in April 2019, Ms. Lampman served as Senior Director, Accounting and Financial Reporting from May 2016 to April 2019, Director, Accounting & Financial Reporting from May 2013 to May 2016, Manager, Financial Reporting & Internal Controls from July 2012 to April 2013, Internal Audit Manager from July 2010 to June 2012 and Senior Corporate Auditor from September 2009 to June 2010. Prior to joining the Company, Ms. Lampman served as an auditor with PwC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

Date: June 24, 2019	/s/ Jason T. Curtis
Jason T. Curtis
Executive Vice President, Chief Financial Officer and Treasurer